Independent auditors' consent

The board and shareholders
Strategist Growth Fund, Inc.:
      Strategist Growth Fund
      Strategist Growth Trends Fund
      Strategist Special Growth Fund

The board of trustees and unitholders Growth Trust:
        Growth Portfolio
        Growth Trends Portfolio
        Aggressive Growth Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 25, 1998